Exhibit 10.1

[SECOND] AMENDMENT TO [AMENDED AND RESTATED] MANAGEMENT AGREEMENT

This [Second] Amendment to [Amended and Restated] Management Agreement (this “Amendment”) is entered into as of May __, 2016, by and between Fair Isaac Corporation, a Delaware corporation (the “Company”), and ______________ (“Executive”).

[Include for Executives with Letter Agreements: WHEREAS, Executive is currently employed by the Company pursuant to an employment agreement dated _____________ (the “Employment Agreement”); and]

WHEREAS, the Company and Executive are parties to [an Amended and Restated] [a] Management Agreement dated _____________ [and amended by an Amendment to [an Amended and Restated] Management Agreement dated _____________] (the “Management Agreement”), which the Company and Executive desire to amend as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and Executive agree as follows:

1.In accordance with Section 11 of the Management Agreement, the Company and Executive agree that Section 12 of the Management Agreement is hereby deleted and replaced in its entirety to read as follows:

12.    Term. Subject to Section 9 of this Agreement, the Term of this Agreement shall commence on the date of this Agreement and shall terminate, and the Term of this Agreement shall end, on the later of (A) December 31, 2021, provided that such period shall be automatically extended for one year and from year to year thereafter until notice of termination is given that such Term shall not be extended by the Company or Executive to the other party hereto at least 180 days prior to December 31, 2021 or the one‑year extension period then in effect, as the case may be, or (B) if the First Event occurs on or prior to December 31, 2021 (or prior to the end of the extension year then in effect as provided for in clause (A) hereof), the later of the first anniversary of the First Event or the last day of the Transition Period.

2.    Except as provided above, the Management Agreement is unmodified and remains in full force and effect in accordance with its terms.
[Include for Executive’s with Letter Agreements:
3.    For avoidance of doubt, any references to the Management Agreement in the Employment Agreement shall be interpreted to mean the Management Agreement as amended by this Amendment but otherwise nothing in this Amendment is intended to, and this Amendment does not, modify the Employment Agreement, which remains in full force and effect in accordance with its terms.]

[signature page follows]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Fair Isaac Corporation
By
Its
[Insert Executive Name]
By